($75.-)

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

INFO.SPI.COM,INC.

FILED # C21809-96

JUL 12 2000

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

The undersigned, President and Secretary of Info.spi.com, Inc. hereby certify:

That the Board of Directors of said corporation by unanimous written consent dated the 29th day of June, 2000, adopted a resolution to amend the original articles of incorporation as follows:

1. ARTICLE I of the Corporation's Articles of Incorporation is hereby amended to read as follows:

"I. The name of the Corporation is Innovative Communications Technologies, Inc."

2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,008,000; the said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

4. This Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Secretary, Brent Nelson, this 29th day of June, 2000.

BN

Brent Nelson, President

BN

Brent Nelson, Secretary

07/12/2000 11:10A NeH258 FY01-000-02099